Exhibit 10.27

JMP GROUP INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

NOTICE OF Restricted Stock Unit AWARD

Grantee’s Name and Address:

You, the above-named “Grantee,” have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”) and the JMP Group Inc. (“JMP” or the “Company”) Amended and Restated Equity Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Unit Agreement (the “RSU Agreement”) attached hereto. Unless otherwise provided in this Notice or the RSU Agreement, the undefined capitalized terms used in this Notice shall have the same meaning as those defined in the Plan.

Award Number

Date of Award

Total Number of Restricted Stock Units Awarded (the “Units”)

Vesting Schedule:

Except to the extent expressly set forth herein, the Units will “vest” on ____________ (the “Vesting Date”), provided that the Grantee does not incur a Separation from Service prior to the Vesting Date, and subject to any conditions and limitations set forth in this Notice, the RSU Agreement and the Plan.

Any issuance of stock or other satisfaction of this Notice and RSU Agreement upon vesting shall be net of any gains or losses and subject to income tax and all other legally required or permitted payroll withholdings in accordance with the terms of the Plan, this Notice and the RSU Agreement.

Further, vesting shall cease or accelerate (e.g., a Change of Control), in the manner set forth in Exhibit A attached hereto.

As of the earlier of the date of the Grantee’s Separation from Service or the date the Grantee violates the covenants set forth in Exhibit A, any unvested Units, after giving effect to any acceleration required by Exhibit A, shall be forfeited and deemed reconveyed to the Company, and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

In the event of the Grantee’s change in status from employee to consultant or director or in the event the Grantee commences a leave of absence, the determination of whether such change in status or leave of absence results in a Separation from Service will be determined in accordance with Section 409A.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice and the attached RSU Agreement.

JMP GROUP INC., a Delaware corporation

By:	Raymond Jackson
Title:	Chief Financial Officer

2

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS GRANTED IN THIS AWARD ARE SUBJECT TO VESTING AND ARE NOT EARNED UNTIL AND UNLESS ALL CONDITIONS SET FORTH IN THIS NOTICE, THE RSU AGREEMENT AND THE PLAN ARE SATISFIED. THE UNITS SHALL VEST, IF AT ALL, AS SPECIFICALLY PROVIDED HEREIN (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). THE GRANTEE ACKNOWLEDGES THAT THE GRANTEE’S EMPLOYMENT STATUS IS AT WILL. THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE RSU AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE COMPENSATION OR CONTINUATION OF THE GRANTEE’S EMPLOYMENT BY, OR SERVICES ON BEHALF OF, THE COMPANY OR A RELATED ENTITY (AS DEFINED IN THE PLAN), NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S EMPLOYMENT BY, OR SERVICES ON BEHALF OF, THE COMPANY OR A RELATED ENTITY AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.

Grantee Acknowledges and Agrees:

The Grantee understands that receipt of any potential compensation under this Notice and the attached RSU Agreement is subject to the Grantee’s receipt of paper copies of the Plan, this Notice and the RSU Agreement or Grantee's consent to access copies of such documents in electronic form on the Company’s Employee Access website at www.employease.com or otherwise. Grantee hereby represents that he or she has access to the Company’s Employee Access website or has received copies of the Notice, the RSU Agreement, and the Plan, via either paper or electronic copies, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof. Grantee acknowledges that he or she has reviewed this Notice, RSU Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and RSU Agreement, and fully understands all provisions of this Notice, the RSU Agreement and the Plan.

The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the RSU Agreement and the Plan shall be resolved by the Administrator in accordance with Section 7(h) of the RSU Agreement. Grantee further agrees to notify the Company upon any change in the residence address on the signature page of this Notice.

Date:
Grantee’s Signature

Grantee’s Printed Name

Address

City, State & Zip

Award Number: ____

JMP GROUP INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.     Issuance of Units. JMP Group Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded as set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “RSU Agreement”) and the terms and provisions of the JMP Group Inc. Amended and Restated Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the undefined capitalized terms used in this RSU Agreement shall have the same meaning ascribed thereto in the Plan.

2.     Conversion of Units and Issuance of Shares.

(a)     General. Subject to Sections 2(b) and (c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Within ten (10) business days after either the Vesting Date or the date vesting accelerates in accordance with Exhibit A, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations. Notwithstanding the foregoing, the relevant number of Shares shall be issued in accordance with Treasury Regulation Section 1.409A-3(d), as may be amended from time to time. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, the Company may, in its sole discretion, make a cash payment in lieu of the issuance of the Shares in an amount equal to the value of one share of Common Stock multiplied by the number of then vested Units subject to the Award.

(b)     Delay of Conversion. The conversion of the Units into the Shares under Section 2(a) above shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 2(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 2(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c)     Delay of Issuance of Shares. The Company shall delay the issuance of any Shares under this Section 2 to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s Separation from Service will be issuable on the first business day following the expiration of such six (6) month period.

3.     Transfer Upon Death. The Grantee may designate one or more beneficiaries of the Units in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. The terms of the Units shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

4.     Grantee Covenants. In consideration for the Grantee's Award of Units under the Notice and RSU Agreement, the Grantee shall be subject to the Grantee Covenants set forth in Exhibit A attached hereto. The duration of the non-solicitation and garden leave Grantee Covenants shall be extended by the length of time of any litigation relating to the enforcement of these clauses.

5.     Taxes.

(a)     Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award (including any dividend equivalents (as noted hereinbelow)), regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award, the subsequent sale of Shares issuable pursuant to the Award or the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. The Grantee does not have the discretion to direct the Company to withhold any amount in excess of the minimum statutory tax withholding requirements, to make any such excess tax payments on behalf of the Grantee, or to withhold or pay any amount in satisfaction of the Grantee’s other tax liabilities.

(b)     Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. Under no circumstances will the Company be obligated to withhold any amount in excess of the minimum Tax Withholding Obligation, or to withhold or pay any additional amount in satisfaction of the Grantee’s other tax liabilities.

(i)     By Share Withholding. Notwithstanding anything herein to the contrary, unless the Grantee elects to satisfy the Grantee’s Tax Withholding Obligation with respect to the issuance of this Award and/or the Shares in accordance with subsection (ii) below, the Grantee authorizes the Company to, and the Company shall, withhold from, or reduce, the whole number of Shares subject to this Award sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the reduced or withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation at the time of grant of this Award or upon issuance of the Shares. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the reduction or withholding of Shares described above.

(ii)     By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises, the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified or approved from time to time by the Administrator (e.g., supplemental withholding of taxes from the Grantee’s wages).

(c)     Stop-Transfer Notices. In order to ensure compliance with the terms of this Section 5, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company may issue a “stop transfer” instruction if the Grantee fails to satisfy any Tax Withholding Obligations.

6.     Dividend Equivalents. In the event the Company declares a cash or stock dividend on its Common Stock prior to the earlier of the Vesting Date or the date unvested Units are forfeited and the Grantee has not incurred a Separation from Service, dividend equivalents will be payable to the Grantee in cash in respect of any outstanding Units, with the value of such dividend equivalents measured by the per share dividend paid with respect to the Company’s Common Stock. Any dividend equivalents that become payable to the Grantee in accordance with the preceding sentence shall be paid to the Grantee, after deduction for the Grantee’s Tax Withholding Obligation with respect to such dividend equivalents, as soon as administratively feasible after the date the Company has paid a cash or stock dividend on its Common Stock, but in no event later than January 31st of the year following the calendar year in which the dividend was paid. For purposes of clarity, if the Grantee’s incurs a Separation from Service for any or no reason, the Grantee will have no further rights to receive dividend equivalents (regardless of any rights that the Grantee may have to continue to vest in Units subject to the Award following the Grantee’s Separation from Service pursuant to Exhibit A), and no additional dividend equivalents will be paid to the Grantee with respect to dividends declared or paid on or after the date of the Grantee’s Separation from Service.

7.     Miscellaneous Provisions.

(a)     Entire Agreement; Severability; Blue Pencil. The Notice, this RSU Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Should any provision of the Plan, the Notice and this RSU Agreement be determined to be illegal or unenforceable, only such provision or provisions shall be invalid and will not invalidate the remaining provisions. The other provisions shall remain effective and shall remain enforceable, and if possible, the invalid term shall be revised, or a new valid term provided, to preserve the original intent of the parties. If any court determines that any of the covenants and agreements, or any part thereof, is invalid or unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(b)     Governing Law. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

(c)     Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of the Notice, this RSU Agreement and the Plan would be inadequate and, in recognition of this fact, any party to the Notice, this RSU Agreement and the Plan, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

(d)     Limitation of Rights. Nothing in the Notice, this RSU Agreement and the Plan or in any related instrument shall be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. § 1 et seq., or shall be construed as evidence of any agreement or understanding, express or implied, that the Company will (a) employ any person in any particular position or level of compensation, (b) offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) continue any person’s employment with the Company.

(e)     Waiver; Amendment. No provision of the Notice and this RSU Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of the Notice and this RSU Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Executive Committee.

(f)     Counterparts; Effectiveness. The Notice and this RSU Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Notice and RSU Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(g)     Construction. The captions used in the Notice and this RSU Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

(h)     Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this RSU Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

(i)     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

(j)     Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this RSU Agreement in any manner and delay the issuance of any Shares issuable pursuant to this RSU Agreement to the minimum extent necessary to meet the requirements of Section 409A as the Company deems appropriate or advisable.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and RSU Agreement and agree that the Grantee’s Award is to be governed by the terms and conditions of the Notice, this RSU Agreement and the Plan.

JMP GROUP INC., a Delaware corporation

By:	Raymond Jackson
Title:	Chief Financial Officer

____________________________________ (Signature)	_____________________________________ (Date)

_____________________________________ (Printed Name) _____________________________________ _____________________________________ (Print Residence Address Above)

EXHIBIT A

Except as otherwise specifically set forth herein, vesting shall cease upon the date the Grantee’s employment terminates for any reason, whether the decision to terminate is made by the Company or the Grantee.

Death or Total Disability: In the event of the Grantee’s death or Total Disability prior to the Vesting Date, unvested Units shall accelerate and shall immediately be vested.

Change in Control Events: In the event of a Change in Control occurring prior to the Vesting Date, the vesting requirements described herein shall terminate and be of no further effect and unvested Units shall be vested immediately prior to the effective date of such Change in Control. For the avoidance of doubt, the Award shall remain subject to vesting in the event of any Corporate Transaction that is not a Change in Control and Section 11(b) of the Plan shall not apply to this Award.

Defined Terms: The following terms shall be defined as follows:

(i)     “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(ii)     “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or (ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors); provided that, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.

(iii)     “Common Stock” means the common stock of the Company.

(iv)     “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(v)     “Corporate Transaction” means any of the following transactions, provided, however, that the Company shall determine under parts (v) and (vi) whether multiple transactions are related, and its determination shall be final, binding and conclusive: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the complete liquidation or dissolution of the Company; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(vi)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(vii)      “Separation from Service” means the Grantee’s death, retirement or other voluntary or involuntary termination of employment or service with the Company and its Related Entities (as determined in accordance with Code Section 409A(2)(A)(i) and Treasury regulation section 1.409A-1(h), as each may be amended from time to time).

(viii)     “Total Disability” shall mean a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time. The determination of whether a Grantee is Disabled shall be made by the Company in its sole discretion.

(ix)     “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

Grantee Covenants: As a condition to the Grantee's receipt of this Award, the Grantee agrees to be subject to the following covenants (the “Grantee Covenants”):

(a)     Confidential Information. The Grantee hereby acknowledges that unauthorized disclosure of Confidential Information to third parties outside the Company will cause the Company substantial, immediate and irreparable harm. For purposes hereof, “Confidential Information” means non-public information concerning the Company and its clients, including without limitation, information concerning the Company’s and its clients’ businesses, strategies, operations, financial affairs, organizational and personnel matters, policies and procedures. Confidential Information may have been or be provided in written or electronic form or orally. Further, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, the Grantee hereby undertakes to use and protect Confidential Information in accordance with the restrictions placed on its use and/or disclosure. Without limiting the foregoing, except as authorized by the Company or as required by applicable law, the Grantee may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, partner, employee, attorney or agent of the Company and, in the Grantee’s reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of the Company. The Grantee may not take or use Confidential Information for his or her own purposes, or purposes of third parties, either directly or indirectly, including, without limitation, for the purpose of furthering current or future employment outside the Company or for outside activities, personal gain or profit. The Company reserves the right to avail itself of all legal or equitable remedies, including preliminary injunction and restraining order, to prevent impermissible use of Confidential Information and/or to recover damages incurred as a result of such use of Confidential Information. The foregoing obligations will survive, and remain binding and enforceable notwithstanding any termination of the Grantee’s employment with the Company and any settlement of the financial rights and obligations arising from the Grantee’s employment with the Company. Without limiting the foregoing, the existence of, and any information concerning, any dispute between the Grantee and the Company shall constitute Confidential Information except that the Grantee may disclose information concerning such dispute to the arbitrator or other trier of fact who is considering such dispute, or to the Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

(b)     Solicitation of Employees. The Grantee hereby agrees that during the Grantee’s employment and for a period of one year following the termination of his or her employment, Grantee will not, in any manner, directly or indirectly, Solicit any person who is an Employee to resign from the Company. For purposes hereof, the term “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

(c)     Garden Leave. To the extent permitted by applicable law, the Grantee hereby agrees that during the Coverage Period, the Executive Committee may, in its sole and absolute discretion, continue Grantee’s employment, pay the Grantee’s base salary or draw, as applicable, and require that the Grantee refrain from engaging in any other employment or business activities until the Executive Committee determines the Client relationships are transferred to the Company. The Grantee may continue to participate in any benefit plan for which he or she continues to be eligible, subject to the payment of necessary premiums and the terms and conditions of the applicable benefit plans. The Grantee will not receive or participate in any incentive pay or bonus arrangements. During the Coverage Period, the Grantee will not be required to perform any duties for the Company. During the Coverage Period, the Company may, in its sole discretion, deny or restrict the Grantee’s access to the Company’s clients, customers, premises, Confidential Information and telephone and computer systems. For purposes hereof, the term “Coverage Period” means, at the discretion of the Executive Committee, either the 90-day period beginning on the date on which notice of the Grantee’s termination of employment is delivered to or by the Company or the 90-day period beginning on the date of termination of the Grantee’s employment. The Company may, in its sole discretion, elect not to invoke, or to shorten, the duration of, the Coverage Period. If the Company elects to terminate the Coverage Period early, the Company will not continue to pay, or provide benefits to, the Grantee. In the event of any breach of this provision by the Grantee, the Company will have no obligation to continue providing compensation or benefits to Grantee. Grantee acknowledges that a breach of his or her obligations hereunder would cause irreparable damage to the Company and monetary damages alone would be an insufficient remedy for such a breach. Therefore, the Company, in addition to any other rights or remedies that it may have, will be entitled to a preliminary or temporary injunctive order restraining Grantee from violating or continuing to violate such obligations. Nothing contained herein shall alter Grantee’s at-will employment status with the Company. In addition, nothing contained herein shall defer the date upon which the Grantee is deemed to have incurred a Separation from Service for purposes of the Award or otherwise defer the date upon which Shares would be issued for vested Units in the absence of the garden leave.

(d)     Reasonable Scope. Grantee acknowledges and agrees that the Grantee Covenants and agreements contained herein are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the trade secrets, Confidential Information, Client relationships, goodwill, and other legitimate business interests of the Company.

(e)     Extended Duration of Covenants. The duration of the non-solicitation and garden leave clauses set forth in subsections (b) – (c) shall be extended by the length of time of any litigation relating to the enforcement of these clauses; provided, however, that nothing contained herein shall defer the date upon which Shares would be issued for vested Units in the absence of such litigation except to the extent permitted by Section 409A.